EUROPEAN HEMATOLOGY ASSOCIATION

EHA2024 JUNE 13 - 16 | MADRID

LIPOSOMAL ANNAMYCIN IN COMBINATION WITH CYTARABINE FOR TREATMENT OF ACUTE MYELOID LEUKEMIA (AML) (MB-106 STUDY)

MOLECULIN

A. WADOLOWSKA[1], C. PAPAYANNIDIS [2], C. SARTOR [2], G. MARTINELLI [3], I. ZACHEO [2], G. MARCONI [3], E. LECH-MARANDA [4], B. MACHALINSKI [5], S. MILCZAREK [5], S. SICA [6], J. HALKA [7], C. ABBATE [8], E. WASYL [8], W. PRIEBE [9], JP WAYMACK [8], W. DEMPKE [8]

[1] University Clinical Center, Clinic of Haematology, Gdansk, Poland, [2] University of Bologna Department of Haematology, Bologna, Italy, [3] IRCCS Dino Amadori, Department of Haematology, Meldola, Italy, [4] Institute of Haematology and Blood Transfusion, Warsaw, Poland, [5] University of Szczecin, Clinic of Haematology, Szczecin, Poland, [6] Fondazione Policlinico Universitario Agostino Gemelli IRCCS, Rome, Italy, [7] Warmia Masuria Oncology Center, Department of Haematology, Olsztyn, Poland, [8] Moleculin Biotech, Inc., Houston TX, USA, [9] Experimental Therapeutics, MD Anderson Cancer Center, Houston, TX, USA

INTRODUCTION

Anthracyclines remain the backbone for the treatment of patients with AML (e.g., "7+3"), however, increased cumulative doses are associated with significant cardiotoxicity. L-Annamycin (L-ANN), a novel doxorubicin (DOX) congener formulated in multilamellar liposomes, was found to be active against multidrug resistant (MDR-1) cancers and strong topoisomerase IIα/β (TOPO II) poison. Importantly, in contrast to the parental compound DOX, L-ANN was non-cardiotoxic in preclinical studies. L-ANN as monotherapy in r/r AML subjects demonstrated an overall response rate (ORR) of 80% (240 mg/m^2 administered on three consecutive days; MB-105 study, NCT03388749, Gil et al. 2023) with no cardiotoxicity.

Since preclinical animal data have shown that L-ANN in combination with cytarabine demonstrated a significant improvement in median overall survival (mOS) when compared to L-ANN as a single agent (68% improvement) and to cytarabine alone (241% increase), the MB-106 trial (NCT05319587) has been initiated.

Figure 1: Chemical Structure of Annamycin



Annamycin   Doxorubicin

L-Annamycin: Advantages

- No observed cardiotoxicity to date (Independent Review by the Cleveland Clinic, OH, USA).
- No vesicant activity; no central line needed for administration.
- Low incidence of alopecia.
- Low incidence of mucositis.
- Active against MDR-1 type resistant cancers.

AIM

To evaluate L-ANN plus cytarabine in AML subjects.

METHODS

MB-106 is a phase 1/2, multicenter, open-label dose escalation study to evaluate the safety, tolerability, PK, and efficacy of L-ANN in combination with cytarabine in adult AML subjects. Up to 28 subjects will be enrolled. The dose escalation part of the study explored two levels of L-ANN (190 mg/m^2 and 230 mg/m^2 for three consecutive days, respectively). All subjects will receive cytarabine 2.0 g/m^2/day for five consecutive days starting on the first day of L-ANN treatment. The primary objectives of the Phase 1b portion of the study was to evaluate the safety and identify the recommended phase 2 dose (RP2D) of L-ANN in combination with cytarabine. Routine safety monitoring included ECHOs, ECGs, ECHO strain assessment, laboratory evaluations, and cardiac biomarkers, and bone marrow assessments (BMA). All cardiac safety data were sent for an independent review (Cleveland Clinic, Ohio, USA). Dose escalation was concluded after the 230 mg/m^2/day cohort due to safety and efficacy with data identifying this as the RP2D.

Secondary objectives include a preliminary assessment of efficacy for the combination of L-ANN plus cytarabine and an evaluation of pharmacokinetics (PK).

RESULTS

As of 29May2024, a total of 22 subjects were enrolled (ITT), 20 of whom were evaluable for efficacy with L-ANN and cytarabine as first-line (N=3), second-line therapy (N=10), and beyond (N=7). A total of 13 subjects had relapsed AML and 5 subjects were refractory to prior treatment. Two subjects discontinued early due to allergic reactions. The median age was 68 years. All subjects who completed treatment had undergone post-therapy bone marrow assessment (day 15 or later) with the exception of two subjects who are pending efficacy evaluation. No clinically significant signs of cardiotoxicity were noted during or after treatment in any of the subjects enrolled. The combination was well tolerated with myelosuppression and infections being the main adverse events (AEs). The CR/CRi rates for the efficacy evaluable population were as follows: first-line 67% (2/3), second-line 60% (6/10), third-line or greater 14% (1/7). As of 29May2024, mOS in the second-line cohort is 4.9 months and increasing.

Key Efficacy Observations

- Of the 20 subjects that comprise the efficacy evaluable population, nine (9) subjects experienced a CR/CRi following treatment with L-ANN plus cytarabine **(45% CR/CRi rate).**
- Of the 10 evaluable subjects for whom L-ANN plus cytarabine was administered in the 2nd line setting, 6 achieved a CR/CRi following treatment **(60% CR/CRi rate).**
- Of the 3 evaluable subjects for whom L-ANN plus cytarabine was administered in the 1st line setting, 2 achieved CRs following treatment **(67% CR rate).**

Table 1: Approved and off-label used drugs for the treatment of r/r AML in Europe

Drug	Indication	MoA	CR/CRi	mOS	Reference
Azacitidine plus Venetoclax (off-label)	r/r AML (not eligible for intensive chemotherapy)	hypomethylating agent; bcl-inhibitor	21%	5.9 months	Garciaz et al. 2022
High-dose araC	r/r AML	Antimetabolite	19%	9.1 months	Konopleva et al. 2022
Low dose araC	r/r AML (not eligible for intensive chemotherapy)	antimetabolite	17%	5.6 months	Jiffry et al. 2022
Gilteritinib	FLT-3-mutated r/r AML	FLt-3 inhibitor	34%	9.3 months	Perl et al. 2019
L-Annamycin plus cytarabine	r/r AML	novel liposomal anthracycline	60%	Not reached	Study MB-106

Table 2: CR/CRi rates and mOS in AML patients who are intolerant or refractory or who relapsed following treatment with Ven/Aza

Treatment	CR/CRi	mOS	Reference
Low-dose araC	17%	5.6 months	Jiffry et al. 2022
Hydroxyurea	20%	~ 5 months	Döhner et al. 2027
Gilteritinib*	34%	9.3 months	Perl et al. 2019
Best Supportive Care	0%	~ 2-3 months	Thol et al. 2024
L-Annamycin plus cytarabine	60%	not reached	Study MB-106

*Gilteritinib only for patients harbouring FLT-3 mutations

CONCLUSIONS

- The combination of L-ANN and cytarabine is safe and effective in AML patients, especially as a second-line therapy.
- No signs of cardiotoxicity have been detected in any subject.
- Since there continues to be a significant unmet medical need for second-line treatment for r/r AML subjects who lack the gene mutations required for existing targeted therapies (e.g., FLT3, IDH1,2, etc.), the observed CR/CRi rate of 60% is remarkable and clearly warrants further clinical evaluation in confirmatory trials.

REFERENCES

1. Garciaz S, Hospital MA, Alary AS, et al. Azacitidine plus venetoclax for the treatment of relapsed and newly diagnosed acute myeloid leukemia patients. Cancers 14; 2025-2032 (2022).

2. Gil L, Wierzbowska A, Wróbel T, et al. Results of a phase I study of liposomal annamycin for treatment of r/r AML patients after induction therapy. Br J Cancer Res 6: 613-622 (2023).

3. Dempke WCM, Zielinski R, Winkler C, et al. Anthracycline-induced cardiotoxicity – are we about to clear this hurdle? Eur J Cancer 185: 94-104 (2023).

4. Jiffry MZM, Kloss R, Ahmed-Khan M, et al. A review of treatment options employed in relapsed/refractory AML. Hematology. doi: org/10.1080/16078454.2023.2199482.

5. Papayannidis C, Wadolowska C, Sica S, et al. Preliminary results from a phase ½ study of liposomal annamycin (L-ANN) in combination with cytarabine for the treatment of patients with acute myeloid leukemia (AML) that is refractory to or relapsed (r/r) after induction therapy. Blood (Suppl) 142: #5948 (2023).

6. Perl AE, Martinelli G, Cortes JE, et al. Gilteritinib or chemotherapy for relapsed or refractory FLT-3-mutated AML. N Engl J Med 381: 1728-1740 (2019).

7. Zielinski RJ, Grela K, Cardenas-Zuniga R, et al. Non-cardiotoxic properties of annamycin, a clinically evaluated anthracycline and potent topoisomerase 2β poison Cancer Res 84 (Suppl 6): abstract LB180 (2024).

ACKNOWLEDGEMENT

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